EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations 847-607-2012

STERICYCLE, INC. REPORTS THIRD-QUARTER 2017 RESULTS

Lake Forest, Illinois, November 8, 2017—Stericycle, Inc. (NASDAQ:SRCL) today reported results for the third quarter ended September 30, 2017.

THIRD-QUARTER HIGHLIGHTS COMPARED TO PRIOR YEAR:

•	Revenues of $882.8 million, a decrease of 0.8%, or an increase of 0.1% when excluding Manufacturing and Industrial
•	Gross profit of $368.0 million, a decrease of 2.1%
•	Earnings per share (“EPS”) of $0.41, a decrease of 43.1%, and Adjusted earnings per share (“Adjusted EPS”) of $1.10, a decrease of 11.3%
•	Company announces a comprehensive Business Transformation focused on driving operational efficiencies and investing in a global ERP system to improve long-term financial performance

THIRD-QUARTER RESULTS

“We saw strong performance across our Secure Information Destruction, hospital regulated waste, and retail and healthcare hazardous waste services in the quarter. The small quantity healthcare and Communication and Related Services results were consistent with our expectations,” said Charles A. Alutto, President and Chief Executive Officer. “Also in the quarter, Manufacturing and Industrial came in lower than anticipated, we experienced cost pressure in Latin America, and we were impacted by several hurricanes.”

Revenues were $882.8 million in the third quarter of 2017, a decrease of 0.8% from $890.1 million in the third quarter of last year. Acquisitions contributed $6.8 million to revenues. Divestitures reduced revenues by $9.9 million. On a constant currency basis, revenues decreased 0.9% compared to the third quarter of last year. Organic revenues decreased 0.6%, or increased 0.2% when adjusted for Manufacturing and Industrial Services. See Tables 1-A and 1-C.

Gross profit was $368.0 million, a decrease of 2.1% from $376.0 million in the third quarter of last year. Adjusted gross profit was $368.0 million, a decrease of 2.6% from $377.7 million in the third quarter of last year. Gross profit and Adjusted gross profit as a percentage of revenues were both 41.7% compared to 42.2% and 42.4%, respectively, in the third quarter of last year. See Table 2.

EPS decreased 43.1% to $0.41 from $0.72 in the third quarter of last year. Adjusted EPS decreased 11.3% to $1.10 from $1.24 in the third quarter of last year. See Tables 3 and 4.

“During the third quarter, we initiated a comprehensive multi-year Business Transformation initiative to improve our long-term operational and financial performance. This Transformation will optimize the organization and modernize our systems and processes,” Alutto said. “The Business Transformation will include the implementation of an enterprise resource planning technology platform, a restructuring of the organization, and multiple other improvement initiatives to reduce costs.”

NINE-MONTH HIGHLIGHTS COMPARED TO PRIOR YEAR:

•	Revenues of $2.69 billion, an increase of 1.4%, or an increase of 2.6% when excluding Manufacturing and Industrial
•	Gross profit of $1.12 billion, a decrease of 0.2%
•

Loss per share of $0.70, a decrease of 136.3%, due primarily to the impact of the previously announced class action settlement (“Settlement”) of $295.0 million, and Adjusted EPS of $3.33, a decrease of 5.7%

NINE-MONTH RESULTS

Revenues were $2.69 billion for the nine months ended September 30, 2017, an increase of 1.4% from $2.66 billion in the same period last year. Acquisitions contributed $25.4 million to revenues. Divestitures reduced revenues by $11.4 million. On a constant currency basis, revenues increased 2.2% compared to the first nine months of last year. Organic revenues increased 1.6%, or 2.6% when adjusted for Manufacturing and Industrial Services. See Tables 1-B and 1-C.

Gross profit and Adjusted gross profit were both $1.12 billion for the nine months ended September 30, 2017 and 2016. Gross profit and Adjusted gross profit as a percentage of revenues were both 41.5% for the nine months ended September 30, 2017 compared to 42.2% and 42.3%, respectively, for the nine months ended September 30, 2016. See Table 2.

Loss per share decreased 136.3% to $0.70 for the nine months ended September 30, 2017, due primarily to the impact of the Settlement, from an EPS of $1.93 in the same period last year. Adjusted EPS decreased 5.7% to $3.33 from $3.53. See Tables 3 and 4.

Cash flow from operations for the nine months ended September 30, 2017 was $392.0 million, a decrease of 6.2% from $417.8 million in the same period last year.

CONFERENCE CALL INFORMATION

Conference call to be held November 8, 2017, 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available for 30 days by dialing 855-859-2056 or 404-537-3406, access code 92842471. To hear a live simulcast of the call or access the audio archive, visit the investor relations page on www.stericycle.com.

PRESENTATION AND DISCUSSION OF NON-GAAP INFORMATION

The Company reports its financial results in compliance with U.S. Generally Accepted Accounting Principles (“GAAP”) and provides certain supplemental Non-GAAP financial measures that management uses to operate the Company’s business. These Non-GAAP measures provide investors and analysts the ability to compare the Company’s performance across reporting periods on a consistent basis by removing the impact of certain items that, in management’s view, do not reflect the Company’s underlying operating performance. These Non-GAAP measures are also used to evaluate senior management and are a factor in determining their performance-based compensation.

Adjusted EPS, Adjusted net income attributable to Stericycle common shareholders, Adjusted gross profit, Adjusted gross profit as a percentage of revenues, Adjusted revenues, and Revenues on a constant currency basis are described in the Reconciliation of Certain Non-GAAP Measures section of this document.

We present our change in revenues separately to show the impact of foreign currency, acquisitions, and divestitures because we believe that exclusion of these items better represents the Company’s underlying business trends, including organic revenue changes. We also present revenues excluding Manufacturing and Industrial Services (“M&I”) which allow for visibility to a revenue stream that has shown greater volatility than our other service lines.

For the purpose of evaluating operating performance, we present our financials to exclude the impact of certain acquisition-related items from our adjusted earnings. These adjustments include acquisition and integration expenses, intangible amortization expense, and the change in fair value of contingent consideration. This allows for comparison of period over period results without the impact of acquisition-related items. Further, we exclude the impact of certain other items from our adjusted earnings to allow for period over period comparison of results without the impact of items that may not occur each year and, if so, are due to different factors. For the periods presented, these adjustments include litigation and professional services expenses, restructuring, plant conversion and other related expenses, and contract exit expenses, and asset impairment charges and loss on disposal of assets held for sale.

For the purpose of calculating the ultimate EPS impact of our mandatory convertible preferred stock, we show the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution. This provides the reader insight to how our diluted share count will be affected after these preferred shares are converted to common shares.

These Non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited condensed consolidated statements of income (loss) and other information presented herein. The Non-GAAP financial measures in the press release may differ from similar measures used by other companies. A reconciliation of each Non-GAAP financial measure to the most directly comparable GAAP measure is included in the accompanying tables.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

Table 1 – A: RECONCILIATION OF REVENUES TO ADJUSTED REVENUES –

THREE MONTHS ENDED SEPTEMBER 30, 2017

	Three Months Ended September 30,
	In millions			Percentage Change (%)
Global Revenues by Service	2017	2016	Change	Organic	Acquisitions, Net of Divestiture	Foreign Exchange	Change
Regulated Waste and Compliance Services	$502.4	$520.4	$(18.0)	(1.9%)	(1.6%)	0.0%	(3.5%)
Secure Information Destruction Services	204.7	187.1	17.6	6.4%	2.4%	0.6%	9.4%
Communication and Related Services	89.0	87.5	1.6	(0.1%)	1.6%	0.4%	1.8%
Manufacturing and Industrial Services	86.6	95.2	(8.5)	(7.6%)	(0.8%)	(0.6%)	(9.0%)
Total Revenues, as Reported	882.8	890.1	(7.4)	(0.6%)	(0.3%)	0.1%	(0.8%)
Less: Manufacturing and Industrial Services	(86.6)	(95.2)
Total Revenues, as Adjusted	$796.1	$795.0	$1.2	0.2%	(0.3%)	0.2%	0.1%

Domestic and Canada revenues	$708.2	$702.4	$5.8	(0.2%)	0.8%	0.2%	0.8%
International revenues	174.6	187.7	(13.1)	(2.2%)	(4.6%)	(0.3%)	(7.0%)
Total Revenues	$882.8	$890.1	$(7.4)	(0.6%)	(0.3%)	0.1%	(0.8%)

Table 1 – B: RECONCILIATION OF REVENUES TO ADJUSTED REVENUES –

NINE MONTHS ENDED SEPTEMBER 30, 2017

	Nine Months Ended September 30,
	In millions			Percentage Change (%)
Global Revenues by Service	2017	2016	Change	Organic	Acquisitions, Net of Divestiture	Foreign Exchange	Change
Regulated Waste and Compliance Services	$1,525.9	$1,550.3	$(24.4)	(0.5%)	(0.3%)	(0.7%)	(1.6%)
Secure Information Destruction Services	621.2	562.3	59.0	8.0%	3.1%	(0.7%)	10.5%
Communication and Related Services	285.4	258.0	27.4	9.9%	1.4%	(0.7%)	10.6%
Manufacturing and Industrial Services	260.4	285.4	(25.0)	(6.6%)	(0.8%)	(1.4%)	(8.8%)
Total Revenues, as Reported	2,692.9	2,655.9	37.0	1.6%	0.5%	(0.8%)	1.4%
Less: Manufacturing and Industrial Services	(260.4)	(285.4)
Total Revenues, as Adjusted	$2,432.5	$2,370.5	$62.0	2.6%	0.7%	(0.7%)	2.6%

Domestic and Canada revenues	$2,156.7	$2,085.3	$71.3	2.4%	1.0%	0.1%	3.4%
International revenues	536.2	570.6	(34.4)	(1.0%)	(1.1%)	(3.9%)	(6.0%)
Total Revenues	$2,692.9	$2,655.9	$37.0	1.6%	0.5%	(0.8%)	1.4%

Table 1 – C: DISAGGREGATED REVENUES CHANGE

In millions
	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
Organic	$(5.4)	$43.7
Acquisitions	6.8	25.4
Divestiture	(9.9)	(11.4)
Foreign exchange	1.1	(20.7)
Total Change	$(7.4)	$37.0

Table 2: RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT

In millions
	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
		% of Revenues		% of Revenues		% of Revenues		% of Revenues
Gross Profit, as Reported	$368.0	41.7%	$376.0	42.2%	$1,118.5	41.5%	$1,120.2	42.2%
Plant conversion and other related expenses, and contract exit expense	-	0.0%	1.7	0.2%	-	0.0%	2.5	0.1%
Gross Profit, as Adjusted	$368.0	41.7%	$377.7	42.4%	$1,118.5	41.5%	$1,122.7	42.3%

Table 3: RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO STERICYCLE COMMON SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO STERICYCLE COMMON SHAREHOLDERS

In millions, except share and per share data
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Income (Loss) Attributable to Stericycle Common Shareholders, as Reported	$35.4	$61.5	$(59.9)	$165.5
Adjustments:
Intangible amortization expense	29.9	33.1	88.5	102.3
Acquisition and integration expenses	16.4	21.4	60.0	68.9
Litigation and professional services expenses	16.5	1.5	324.5	5.4
Restructuring, plant conversion and other related expenses, and contract exit expenses	4.0	10.6	11.6	24.5
Insurance Proceeds	-	(3.1)	-	(3.1)
Asset impairment charges and loss on disposal of assets held for sale	14.9	-	28.1	-
Change in fair value of contingent consideration	0.5	0.6	0.9	(2.1)
Add back convertible preferred stock dividend	9.0	9.7	27.5	29.9
Total Adjustments	91.2	73.8	541.1	225.8
Tax effect of above adjustments (a)	(27.1)	(22.5)	(178.6)	(69.4)
Net Income Attributable to Stericycle Common Shareholders, as Adjusted	$99.5	$112.8	$302.6	$321.9
Earnings (Loss) Per Share - Diluted, as Reported	$0.41	$0.72	$(0.70)	$1.93
Earnings Per Share - Diluted, as Adjusted	$1.10	$1.24	$3.33	$3.53
Weighted average number of common shares outstanding - diluted, as Reported	85,621,184	85,570,529	85,278,783	85,689,525
Weighted average number of common shares outstanding - diluted, as Adjusted	85,621,184	85,570,529	85,605,537	85,689,525
Additional dilution under if-converted method	5,048,824	5,495,861	5,152,582	5,590,105
Weighted average number of common shares outstanding under if-converted method - diluted, as Adjusted	90,670,008	91,066,390	90,758,119	91,279,630

(a)

The tax effect of adjusting items in an interim period is calculated based on applying either the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.

Table 4: RECONCILIATION OF EARNINGS (LOSS) PER SHARE TO ADJUSTED EPS

	Three Months Ended September 30,				Nine Months Ended September 30,
			Change				Change
	2017	2016	$	%	2017	2016	$	%
Earnings (Loss) per Share, as Reported	$0.41	$0.72	$(0.31)	(43.1%)	$(0.70)	$1.93	$(2.63)	(136.3%)
Intangible amortization expense	0.23	$0.25			0.68	0.77
Acquisition and integration expenses	0.13	$0.16			0.45	0.51
Litigation and professional services expenses	0.12	$0.01			2.45	0.04
Restructuring, plant conversion and other related expenses, and contract exit expenses	0.04	$0.10			0.10	0.21
Insurance Proceeds	-	$(0.04)			-	(0.03)
Asset impairment charges and loss on disposal of assets held for sale	0.13	$-			0.24	-
Change in fair value of contingent consideration	0.01	$0.01			0.01	(0.02)
Add back convertible preferred stock dividend	0.10	$0.11			0.32	0.35
Impact of all adjustments under if-converted method	(0.07)	$(0.08)			(0.22)	(0.23)
Earnings Per Share - Diluted, as Adjusted	$1.10	$1.24	$(0.14)	(11.3%)	$3.33	$3.53	$(0.20)	(5.7%)
Weighted average number of common shares outstanding under if-converted method - diluted	90,670,008	91,066,390			90,758,119	91,279,630

Table 5: RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES TO ADJUSTED CASH FLOW FROM OPERATING ACTIVITIES

	Three Months Ended September 30,				Nine Months Ended September 30,
			Change				Change
	2017	2016	$	%	2017	2016	$	%
Net Cash Provided by Operating Activities, as Reported	$153,123	$172,328	$(19,205)	(11.1%)	$392,043	$417,768	$(25,725)	(6.2%)
Acquisition and integration expenses	10,744	13,483			38,444	44,050
Litigation and professional services expenses	10,218	903			15,741	3,328
Restructuring, plant conversion and other related expenses, and contract exit expenses	3,116	-			7,619	8,502
Insurance Proceeds	-	(3,079)			-	(3,079)
Customer advance funding for product reimbursement	(1,740)	816			7,826	(2,334)
Net Cash Provided by Operating Activities, as Adjusted	$175,461	$184,451	$(8,990)	(4.9%)	$461,673	$468,235	$(6,562)	(1.4%)

For more information about Stericycle, please visit our website at www.stericycle.com.

STERICYCLE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands
	September 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$52,171	$44,189
Accounts receivable, net	627,904	634,902
Prepaid expenses	53,783	46,214
Other current assets	35,292	39,179
Assets held for sale	25,556	9,134
Total Current Assets	794,706	773,618
Property, plant and equipment, net	729,571	723,894
Goodwill	3,638,574	3,591,020
Intangible assets, net	1,818,078	1,861,973
Other assets	35,433	29,556
Total Assets	$7,016,362	$6,980,061

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$122,189	$72,822
Bank overdrafts	22,582	4,391
Accounts payable	144,600	152,881
Accrued liabilities	593,202	228,526
Deferred revenues	19,071	17,902
Other current liabilities	65,420	63,473
Liabilities held for sale	5,603	2,858
Total Current Liabilities	972,667	542,853

Long-term debt, net	2,633,732	2,877,315
Deferred income taxes	501,647	645,371
Other liabilities	89,595	98,136
Equity:
Preferred stock	7	7
Common stock	854	852
Additional paid-in capital	1,147,082	1,166,457
Retained earnings	1,946,133	2,006,064
Accumulated other comprehensive loss	(286,693)	(367,643)
Total Stericycle, Inc.'s Equity	2,807,383	2,805,737
Noncontrolling interests	11,338	10,649
Total Equity	2,818,721	2,816,386
Total Liabilities and Equity	$7,016,362	$6,980,061

STERICYCLE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

In thousands, except share and per share data
	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
Revenues	$882,774	100.0%	$890,144	100.0%	$2,692,906	100.0%	$2,655,946	100.0%
Cost of revenues ("COR") exclusive of depreciation	491,062	55.6%	489,923	55.0%	1,505,169	55.9%	1,462,624	55.1%
Depreciation	23,673	2.7%	24,265	2.7%	69,284	2.6%	73,145	2.8%
Total cost of revenues	514,735	58.3%	514,188	57.8%	1,574,453	58.5%	1,535,769	57.8%

Gross Profit, as Reported	368,039	41.7%	375,956	42.2%	1,118,453	41.5%	1,120,177	42.2%
Gross Profit, as Adjusted	368,039	41.7%	377,678	42.4%	1,118,453	41.5%	1,122,652	42.3%

Selling, general and administrative expenses ("SG&A") exclusive of depreciation	267,720	30.3%	243,476	27.4%	1,083,281	40.2%	734,095	27.6%
Depreciation	6,716	0.8%	7,963	0.9%	19,374	0.7%	20,934	0.8%
Total SG&A expense, as Reported	274,436	31.1%	251,439	28.2%	1,102,655	40.9%	755,029	28.4%
Total SG&A expense, as Adjusted	192,176	21.8%	185,965	20.9%	589,120	21.9%	558,484	21.0%

Income from Operations, as Reported	93,603	10.6%	124,517	14.0%	15,798	0.6%	365,148	13.7%
Income from Operations, as Adjusted Exclusive of Items Shown Below	175,863	19.9%	191,713	21.5%	529,333	19.7%	564,168	21.2%

Adjusted Items:
Plant conversion and other related expenses, and contract exit expenses (COR)	-	–	1,722	0.2%	-	–	2,475	0.1%
Intangible amortization expense (SG&A)	29,905	3.4%	33,128	3.7%	88,475	3.3%	102,311	3.9%
Acquisition and integration expenses (SG&A)	16,435	1.9%	21,427	2.4%	59,993	2.2%	68,870	2.6%
Litigation and professional services expenses (SG&A)	16,481	1.9%	1,481	0.2%	324,531	12.1%	5,445	0.2%
Restructuring, plant conversion and other related expenses, and contract exit expenses (SG&A)	4,049	0.5%	8,875	1.0%	11,568	0.4%	22,000	0.8%
Asset impairment charges and loss on disposal of assets held for sale (SG&A)	14,898	1.7%	4	0.0%	28,075	1.0%	4	0.0%
Change in fair value of contingent consideration (SG&A)	492	0.1%	559	0.1%	893	0.0%	(2,085)	(0.1%)
Total Adjustments	82,260	9.3%	67,196	7.5%	513,535	19.1%	199,020	7.5%

Other Expense:
Interest expense, net	(24,482)	(2.8%)	(24,690)	(2.8%)	(71,526)	(2.7%)	(73,089)	(2.8%)
Other (expense) income, net	(2,272)	(0.3%)	2,932	0.3%	(5,423)	(0.2%)	(437)	(0.0%)
Total Other Expense	(26,754)	(3.0%)	(21,758)	(2.4%)	(76,949)	(2.9%)	(73,526)	(2.8%)

Income (Loss) Before Income Taxes	66,849	7.6%	102,759	11.5%	(61,151)	(2.3%)	291,622	11.0%

Income tax expense (benefit)	27,780	3.1%	37,586	4.2%	(14,585)	(0.5%)	102,624	3.9%

Net Income (Loss)	39,069	4.4%	65,173	7.3%	(46,566)	(1.7%)	188,998	7.1%

Less: net income attributable to noncontrolling interests	31	0.0%	378	0.0%	249	0.0%	1,383	0.1%

Net Income (Loss) Attributable to Stericycle, Inc.	$39,038	4.4%	$64,795	7.3%	$(46,815)	(1.7%)	$187,615	7.1%

Mandatory convertible preferred stock dividend	8,957	1.0%	9,726	1.1%	27,506	1.0%	29,853	1.1%
Gain on repurchase of preferred stock	(5,368)	(0.6%)	(6,467)	(0.7%)	(14,390)	(0.5%)	(7,747)	(0.3%)

Net Income (Loss) Attributable to Stericycle, Inc. Common Shareholders	$35,449	4.0%	$61,536	6.9%	$(59,931)	(2.2%)	$165,509	6.2%

Earnings (Loss) Per Share - Diluted	$0.41		$0.72		$(0.70)		$1.93

Weighted Average Number of Common Shares Outstanding - Diluted	85,621,184		85,570,529		85,278,783		85,689,525

STERICYCLE, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands
	Nine Months Ended September 30,
	2017	2016
Operating Activities:
Net (loss) income	$(46,566)	$188,998
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation expense	17,262	16,671
Depreciation	88,658	94,079
Intangible amortization	88,475	102,311
Deferred income taxes	(156,191)	20,579
Asset impairment charges and loss on disposal of assets held for sale	28,075	4
Other, net	1,208	977
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	17,112	(26,825)
Prepaid expenses	(6,691)	(5,251)
Accounts payable	(7,900)	681
Accrued liabilities	364,082	6,141
Other assets and liabilities	4,519	19,403
Net Cash Provided by Operating Activities	392,043	417,768

Investing Activities:
Capital expenditures	(91,730)	(100,981)
Payments for acquisitions, net of cash acquired	(23,812)	(51,197)
Proceeds from sale of property and equipment	607	1,316
Proceeds from sale of business	1,170	-
Proceeds from insurance settlement	-	2,358
Other	(2)	7
Net Cash Used in Investing Activities	(113,767)	(148,497)

Financing Activities:
Repayments of long-term debt and other obligations	(46,391)	(52,462)
Proceeds from foreign bank debt	2,542	68,711
Repayments of foreign bank debt	(19,013)	(68,211)
Repayments of term loan	(100,000)	(250,000)
Proceeds from senior credit facility	1,269,329	1,205,270
Repayments of senior credit facility	(1,336,503)	(1,118,831)
Proceeds from bank overdrafts, net	18,190	-
Payments of capital lease obligations	(2,691)	(4,644)
Payments of deferred financing costs	(2,712)	(605)
Payments for repurchase of common stock	-	(40,814)
Proceeds from issuances of common stock	4,997	35,727
Payments for repurchase of mandatory convertible preferred stock	(30,832)	(24,263)
Dividends paid on mandatory convertible preferred stock	(27,506)	(29,853)
Payments to noncontrolling interests	(709)	(6,961)
Net Cash Used in Financing Activities	(271,299)	(286,936)
Effect of exchange rate changes on cash and cash equivalents	1,005	2,322
Net change in cash and cash equivalents	7,982	(15,343)
Cash and cash equivalents at beginning of period	44,189	55,634

Cash and Cash Equivalents at End of Period	$52,171	$40,291

Non-Cash Activities:
Net issuances of obligations for acquisitions	$7,849	$31,394

Safe Harbor Statement: This press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the ability to obtain final court approval of the Settlement, the ultimate terms and conditions of the Settlement, the number of members of the Settlement class that may elect to opt out of the Settlement, the impact of the Settlement in future periods on the Company’s consolidated financial statements, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, our obligations to service our substantial indebtedness and to comply with the covenants and restrictions contained in our private placement notes, term loan credit facility and revolving credit facility, our ability to negotiate additional financing arrangements on acceptable terms, our ability to execute on our Business Transformation initiatives and achieve the anticipated benefits and cost savings, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste and secure information destruction industries, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, variability in the demand for services we provide on a project or non-recurring basis, exposure to environmental liabilities, fluctuations in the price we receive for the sale of paper, the outcome of pending or future litigation, disruptions in or attacks on our information technology systems, compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.